UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2012

Simplicity Bancorp, Inc.
(Exact Name of Registrant as Specified in its charter)

Maryland	001-34979	26-1500698
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1359 N. Grand Avenue, Covina, CA 91724
Address of principal executive offices

(626) 339-9663
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)        The employment relationship with Nancy Huber as Chief Credit Officer of Simplicity Bank (the “Bank”), the wholly-owned subsidiary of Simplicity Bancorp, Inc. ended on December 12, 2012.

(e)         On December 12, 2012, the Bank entered into a Severance Agreement and General Release (the “Agreement”) with Ms. Huber.  The Agreement amends and supersedes the terms of Ms. Huber’s employment agreement with the Bank, dated November 19, 2010.  Pursuant to the terms of the Agreement, Ms. Huber will receive a lump sum severance payment from Simplicity Bank equal to $367,500, provided that she does not exercise her right to revoke the Agreement within seven (7) days following the execution date.  In consideration of Ms. Huber’s severance payment, she has agreed to release all claims relating to her employment against the Bank and any of its affiliates.

Item 9.01.           Financial Statements and Exhibits.

(a)	No financial statements of businesses acquired are required.
(b)	No pro forma financial information is required.
(c)	Not Applicable.
(d)	Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMPLICITY BANCORP, INC.
DATE: December 18, 2012	By:	/s/ Dustin Luton
Dustin Luton
President and Chief Executive Officer
(Duly Authorized Representative)